Exhibit 1.01

CONFLICT MINERALS REPORT OF ANALOG DEVICES, INC. IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 (UNAUDITED)

Section 1: Introduction

This is the Conflict Minerals Report of Analog Devices, Inc. (“Analog Devices”, “ADI”, “we”, “our”) for calendar year 2021 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources for such definitions and explanations thereof.

The scope of this report applies to Integrated Circuit (ICs), Assembled Products, and certain Evaluation Boards (collectively, the “Products”). Such Products may contain tantalum, tin, tungsten and/or gold (collectively, “conflict minerals”) that are necessary to the functionality or production of products manufactured or contracted to be manufactured by Analog Devices. Based on the Reasonable Country of Origin Inquiry described below, Analog Devices either knows that necessary conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and are not from recycled or scrap sources, or has reason to believe that necessary conflict minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources. Accordingly, we undertook due diligence to determine whether the necessary conflict minerals in the Products did originate or may have originated in the Covered Countries.

Analog Devices is many steps removed from the mining of the conflict minerals; we do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. We either purchase conflict minerals indirectly from a smelter or refiner (SOR) for use in our manufacturing processes or purchase components from suppliers that incorporate conflict minerals. The mine or other point of origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict-mineral containing derivatives. SORs are consolidating points for raw ore and are therefore in the best position in the total supply chain to know the origin of the ores. Our due diligence measures were based on multi-industry initiatives with the SORs of conflict minerals who provide those conflict minerals to Analog Devices’ suppliers.

Section 1.1: Company Overview

Analog Devices is a leading global high-performance semiconductor company dedicated to solving our customers’ most complex engineering challenges. We play a critical role at the intersection of the physical and digital world by providing the building blocks to sense, measure, interpret, connect and power. We design, manufacture, test and market a broad portfolio of solutions, including integrated circuits (ICs), software and subsystems that leverage high-performance analog, mixed-signal and digital signal processing technologies. Our comprehensive product portfolio, deep domain expertise and advanced manufacturing capabilities extend across high-performance precision and high-speed mixed-signal, power management and processing technologies – including data converters, amplifiers, power management, radio frequency (RF) ICs, edge processors and other sensors.

We focus on key strategic markets such as industrial, automotive, consumer, and communications where our signal processing technology is often a critical differentiator in our customers’ products.

On August 26, 2021, we completed the acquisition of Maxim Integrated Products, Inc. (Maxim Integrated), an independent manufacturer of innovative analog and mixed-signal products and technologies. The Maxim Integrated supply chain is included in this report. Certain aspects of our diligence process with regard to Maxim Integrated’s supply chain relied on information, processes, and scoping performed by Maxim Integrated prior to acquisition.

Section 1.2: Principal Products

We design, manufacture, test and market a broad line of high-performance ICs that incorporate analog, mixed-signal and digital signal processing technologies. Our ICs are designed to address a wide range of real-world signal processing applications. We sell our ICs to tens of thousands of customers worldwide, many of whom use products spanning our core technologies in a wide range of applications. Our IC product portfolio includes both general-purpose products used by a broad range of customers and applications, as well as application-specific products designed for specific clusters of customers in key target markets. By using readily available, high-performance, general-purpose products in their systems, our customers can reduce the time they need to bring new products to market. Given the high cost of developing more customized ICs, our standard products often provide a cost-effective solution for many low to medium volume applications. We also focus on working with leading customers to design application-specific solutions. We begin with our existing core technologies, which leverage our analog and mixed signal, power management, radio frequency and microwave, edge processors and other sensors, and devise a solution that more closely meet the needs of a specific customer or group of customers. Because we have already developed the core technology platform for our general-purpose products, we can create application-specific solutions quickly and efficiently.

We produce and market a broad range of ICs and operate in one reportable segment based on the aggregation of our operating segments. The ICs sold by each of our operating segments are manufactured using similar semiconductor processes, package manufacturing processes and raw materials in either our own production facilities or by third-party wafer fabricators and package manufacturers.

Section 2: Conflict Minerals Policy

Analog Devices has adopted a Conflict Minerals Policy. The ADI Conflict Minerals Policy is publicly available on our website (http://www.analog.com/media/en/Other/About-ADI/Sustainability/Analog_Devices_Conflict_Minerals_Policy_Statement.pdf) and is a key component of our conflict minerals program framework systems. This policy:

•	reflects ADI’s commitment to ethical practices and compliance with applicable laws and regulations,

•

includes ADI’s actions to collaborate with other concerned electronics companies, under the Responsible Minerals Initiative (RMI), in developing methods to track the origin of conflict minerals used in the manufacture of electronic products,

•

reflects ADI’s support of the Responsible Minerals Assurance Process (RMAP) in assessing activities, processes, and systems used by the SOR facility to conduct upstream supply chain due diligence of minerals for conflict-affected and high-risk areas,

•

is communicated to ADI’s supply chain with the expectation of compliance with the Conflict Minerals Policy, and for the suppliers to provide sourcing information using the RMI Conflict Minerals Reporting Template (RMI CMRT) as a standard, and

•	provides a dedicated email address (conflictminerals@analog.com) for any questions or feedback from the supply chain.

Section 3: Conflict Minerals Team

An internal team is tasked to implement our Conflict Minerals Policy and oversee ADI’s conflict minerals program. The Director of Environmental, Health, & Safety (EH&S), who reports to the Senior Vice President of Global Operations and Technology, is the assigned team leader and is supported by representatives from different functional groups.

The Conflict Minerals Team reports the program’s conformance status quarterly to the Senior Vice President of Global Operations and Technology.

Section 4: Reasonable Country of Origin Inquiry (RCOI)

Analog Devices engaged with our relevant suppliers to identify the SORs in our supply chain. We define relevant suppliers as those who supply materials to Analog Devices that are known to contain any or all of the conflict minerals and that end up in our final products, where such conflict minerals are necessary to the functionality and/or production of the products. We reach out to our relevant suppliers to request conflict minerals sourcing information using the RMI Conflict Minerals Reporting Template (RMI CMRT). Information provided by our relevant suppliers is reviewed for completeness and reasonableness, based on our knowledge of the supplier. If necessary, assessment reports were created to outline additional actions needed from suppliers regarding their submission, including but not limited to follow-up and escalation.

Section 5: Due Diligence

A.	Design of Analog Devices’ due diligence framework

Analog Devices’ due diligence measures are designed to conform, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD 2016) (“OECD Framework”), including related supplements for each of the conflict minerals.

B.	Description of Analog Devices’ due diligence measures performed with respect to products manufactured during 2021

Analog Devices’ due diligence measures performed with respect to products manufactured during 2021 included:

•

Validating the SORs identified by relevant suppliers via the CMRT against the RMI’s complete database of Smelters and Refiners that have received “Conformant” status by participating in an independent third party SOR audit.

•

Gathering more information on SORs that are not listed on the references mentioned above by working with the SOR directly, contacting the SOR indirectly through our suppliers, or conducting internet research. If the result of this data collection process indicates that the SOR is legitimately processing conflict minerals, we forward the SOR information to RMI for further research. If, however, the result reveals that the SOR is not legitimate, we work with our supplier to conduct additional research on the SOR and to obtain information indicating that it is legitimate, otherwise, remove the alleged SOR from the supplier CMRT.

•

Reaching out directly to SORs that are no longer certified as conformant by a recognized certification program to gather information regarding their plans of recertification, or lack thereof. If the SOR decided not to pursue recertification, we will ask our supplier to discontinue engagement with the SOR.

•

Reaching out directly to the RMI to gather additional information regarding questionable SORs. These include but are not limited to SORs that have been on the Active list (i.e., SORs that have been in the audit process but have not completed it) for more than 6 months, SORs whose certification status have expired, or newly added SORs.

•

Working with our suppliers to strongly encourage SORs in our supply chain to participate in the RMAP or a similar program and to cease sourcing from SORs that decline to participate in a RMAP or similar program.

•	Reaching out directly to SORs to encourage their participation in the RMAP or a similar program.

•	Collaborating with suppliers to ensure accuracy of information being passed down the supply chain.

•

Pursuing non-responsive suppliers to obtain a CMRT. Suppliers that failed to provide survey information were escalated to our Procurement Team and the supplier’s management. We will take measures up to and including termination of our relationship with the supplier, if warranted.

•	Continuing our capacity building efforts by educating new members of our Procurement Team and other departments engaged in implementing our due diligence measures.

•	Expanding the scope of our responsible sourcing program by including other minerals and geographies in our conflict minerals supplier survey.

•	Continuing to integrate Maxim Integrated’s products and supply chain into our due diligence framework.

Section 6: Risk Management Plan

The OECD guidelines for managing risk are largely directed towards the upstream portion of the supply chain (SORs and mines of origin). Nevertheless, ADI as a downstream company in the supply chain, participates in the RMAP under the RMI consortium to identify and review the due diligence process of the SORs in the supply chain. RMI assesses and audits whether the SORs adhere to the due diligence measures per the OECD Guidance; compliant SORs are then designated as “conformant” and listed as such on the RMI website.

Our Risk Mitigation process includes the following:

•

In the event that a supplier reports on the RMI Conflict Minerals Reporting Template or it is discovered that the SOR has used conflict minerals sourced from mines that support armed conflict in the Covered Countries, we will work with the SOR to obtain its agreement to take steps to rectify the situation, which includes implementing corrective actions to discontinue the use of non-DRC conflict free minerals in products supplied to ADI in an agreed upon timeframe. Should the SOR fail to mitigate the issue, ADI will discontinue engagement with the SOR.

•	ADI will continue to work with suppliers and with RMI to encourage SORs that have not yet obtained the “conformant” designation to do so.

The number of SORs designated as conformant and suppliers which reported them relative to the total number of SORs and suppliers in the ADI supply chain, the number of SORs whose sources of minerals are undeterminable, and any supplier reporting the use of minerals sourced from conflict mines are reported to the Senior Vice President of Global Operations and Technology and staff members quarterly.

The responses from our suppliers listed 333 entities as SORs of conflict minerals in their supply chains. A recognized responsible minerals assurance process verified 230 of these entities as conformant. The following is a summary of the SORs used by our suppliers by mineral type:

Metal	Total Known SORs Used	Conformant SORs
Gold	171	99
Tantalum	35	35
Tin	78	54
Tungsten	49	42

Total	333	230

Section 7: Other Matters

Based on the information provided by our suppliers through December 31, 2021, we believe that the facilities that may have been used to process conflict minerals in our products include the SORs listed in Annex I below.

After exercising the due diligence described above, Analog Devices concluded that some of its necessary conflict minerals originated in the Covered Countries. Analog Devices was unable to determine whether or not such conflict minerals directly or indirectly financed an armed group in the Covered Countries. Based on information provided by our suppliers and from the RCOI data from RMI, Analog Devices believes that the origin of the conflict minerals contained in our products may include the countries listed in Annex II below as well as recycled and scrap sources.

Analog Devices will undertake the following steps during the next compliance period to continue to improve the due diligence conducted and to further mitigate the risk that our necessary conflict minerals benefit armed groups:

•	Continue to participate in industry initiatives, such as the RMI. We participate actively in RMI Plenary sessions.

•

Continue to contact SORs identified as a result of the RCOI process and request their participation in obtaining a “conformant” designation from an industry program such as the RMAP program or equivalent, if they have not already done so.

•	Strengthen our alternate sourcing strategy to transition out suppliers who fail to comply with our Conflict Minerals requirements.

•	Collaborate with our Procurement Team by providing them with resources that will guide them in choosing the material suppliers containing any or all of the conflict minerals.

•	Explore the use of an automated system for the Conflict Minerals program.

This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward-looking statements are not guarantees of future actions or performance. Analog Devices assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

ANNEX I

METAL	SMELTER NAME	COUNTRY
Gold	8853 S.p.A.*	ITALY
Gold	Abington Reldan Metals, LLC**	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG*	GERMANY
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Alexy Metals**	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited**	INDIA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	C.I Metales Procesados Industriales SAS**	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A.*	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES

METAL	SMELTER NAME	COUNTRY
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.**	INDIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Germany GmbH Co. KG*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.*	ANDORRA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

METAL	SMELTER NAME	COUNTRY
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.*	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	NH Recytech Company*	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.*	NETHERLANDS
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S.*	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

METAL	SMELTER NAME	COUNTRY
Gold	Sancus ZFS (L’Orfebre, SA)**	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.*	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING**	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Tantalum	AMG Brasil*	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA

METAL	SMELTER NAME	COUNTRY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET de Mexico*	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	TANIOBIS Co., Ltd.*	THAILAND
Tantalum	TANIOBIS GmbH*	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.*	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda**	BRAZIL
Tin	CRM Synergies*	SPAIN
Tin	CV Venus Inti Perkasa**	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.*	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	BRAZIL
Tin	Fenix Metals*	POLAND

METAL	SMELTER NAME	COUNTRY
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	Luna Smelter, Ltd.*	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.*	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine*	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera**	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Mitra Sukses Globalindo**	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Rajawali Rimba Perkasa*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA

METAL	SMELTER NAME	COUNTRY
Tin	PT Sukses Inti Makmur**	INDONESIA
Tin	PT Timah Nusantara**	INDONESIA
Tin	PT Timah Tbk Kundur*	INDONESIA
Tin	PT Timah Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas**	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	CHINA
Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda*	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.*	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA

METAL	SMELTER NAME	COUNTRY
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”*	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Masan High-Tech Materials*	VIET NAM
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC**	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1**	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2**	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA

*	Smelter name included in the RMAP Conformant Smelters and Refiners as of May 10, 2022.
**	Smelter name included in the RMI Active Smelters and Refiners List as of May 10, 2022.

ANNEX II

Algeria	Finland
Andorra	France
Angola	French Guiana
Antigua and Barbuda	Gabon
Argentina	Georgia
Armenia	Germany
Australia	Ghana
Austria	Greece
Azerbaijan	Grenada
Bahamas	Guatemala
Bangladesh	Guernsey
Barbados	Guinea
Belarus	Guyana
Belgium	Honduras
Benin	Hong Kong
Bolivia (Plurinational State of)	Hungary
Botswana	Iceland
Brazil	India
Bulgaria	Indonesia
Burkina Faso	Ireland
Burundi	Israel
Canada	Italy
Cayman Islands	Jamaica
Chile	Japan
China	Jordan
Colombia	Kazakhstan
Congo, Democratic Republic of the	Kenya
Côte d’Ivoire	Korea, Republic of
Croatia	Krygyzstan
Cuba	Lao People’s Democratic Republic
Curacao	Laos
Cyprus	Latvia
Czechia	Lebanon
Denmark	Liberia
Dominica	Libya
Dominican Republic	Liechtenstein
Ecuador	Lithuania
Egypt	Luxembourg
El Salvador	Macao
Eritrea	Madagascar
Estonia	Malaysia
Ethiopia	Mali
Fiji	Malta

Mauritania	Sint Maarten
Mexico	Slovakia
Monaco	Slovenia
Mongolia	South Africa
Morocco	South Korea
Mozambique	Spain
Myanmar	St Vincent and Grenadines
Namibia	Sudan
Netherlands	Suriname
New Zealand	Swaziland
Nicaragua	Sweden
Niger	Switzerland
Nigeria	Taiwan
Norway	Tanzania
Oman	Thailand
Pakistan	Togo
Panama	Trinidad and Tobago
Papua New Guinea	Tunisia
Peru	Turkey
Philippines	Turks and Caicos
Poland	Uganda
Portugal	Ukraine
Puerto Rico	United Arab Emirates
Qatar	United Kingdom
Romania	United Kingdom of Great Britain and Northern Ireland
Russia	United States of America
Russian Federation	Uruguay
Rwanda	Uzbekistan
Saint Kitts and Nevis	Venezuela
San Marino	Vietnam
Saudi Arabia	Virgin Islands
Senegal	Yemen
Serbia	Zambia
Sierra Leone	Zimbabwe
Singapore